EXHIBIT 10.2

                              NEWTECH CORPORATION

                             1997 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to advance the interests of NEW M-TECH CORPORATION d/b/a Newtech Corporation, a Florida corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Change in Control" shall mean approval by the shareholders of the Company of a reorganization (other than resulting from the bankruptcy or insolvency of the Company), merger, consolidation or other form of corporate transaction or series of transactions other than the public offering of securities, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization (other than one resulting from the bankruptcy or insolvency of the Company), merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

                  (c) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

                  (d) "Common Stock" shall mean the Company's Common Stock.

                  (e) "Director" shall mean a member of the Board.

                  (f) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a

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consolidated transaction reporting system, the last reported sale price of
Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board, and the Committee or the Board may determine such Fair Market Value as of any date that is not more than one year prior to the date for which such determination is being made.

                  (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (h) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (i) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (j) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

                  (m) "Plan" shall mean this 1997 Stock Option Plan for the Company.

                  (n) "Publicly-Traded Date" shall mean the date on which the Common Stock of the Company, or the stock of any successor company into which the Option or any substituted option or right becomes exercisable pursuant to
Section 10(c) hereof, is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.

                  (o) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

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                  (p) "Share" shall mean a share of Common Stock.

                  (q) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to One Million (1,000,000) Shares from the Company's authorized and unissued Shares. Prior to the creation of this Plan, there are 10,000,000 shares issued and outstanding in the Company. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. INCENTIVE AND NON-QUALIFIED OPTIONS.

                  (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

                  (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option grant document that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Board or the Committee from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and officers of the Company or any of its Subsidiaries who are regular employees, and (ii) Directors who are not employees of the Company or of any Subsidiaries.

                  (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its

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Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights may not be exercised prior to the Publicly-Traded Date and/or that the Options terminate if the Publicly-Traded Date does not occur within a specified period after the date of grant, (iii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iv) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein. The Company also may agree to make certain payments to the Optionee in the event that the Options terminate or are canceled by the Company prior to the Publicly-Traded Date.

                  (c) The Options granted to employees under this Plan may be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

                  (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue
Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation [as defined in Section 424 of the Internal Revenue Code] at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                  (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 400,000, subject to adjustment as provided in Section 10 hereof.

         6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value, if any, per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole

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discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee or the Board in any Option, and subject to such guidelines as the Committee or the Board may establish, the option price of any Shares purchased shall be paid (1) in cash,
(2) by certified or official bank check, (3) by money order, (4) with Shares,
(5) by the withholding of Shares issuable upon exercise of the Option or by any other form of cashless exercise procedure approved by the Committee or the Board, or (6) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

                  (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

                  (b) The Committee or the Board may in its sole discretion and in writing accelerate the date on which any Option may be exercised, (including without limitation acceleration in the event of a Change in Control or a termination of the Option pursuant to Section 9(b) hereof) and may accelerate in writing the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

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         9. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i) unless the Committee or the Board shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                           (ii) immediately upon the termination of the Optionee's employment with the Company and its Subsidiaries for Cause;

                           (iii) twelve months after the date on which the Optionee's employment with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

                           (iv) (A) twelve months after the date of termination of the Optionee's employment with the Company and its Subsidiaries by reason of the death of the employee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof; or

                           (v) immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders.

All references herein to the termination of the Optionee's employment shall, in the case of an Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee's service as director or independent contractor with the Company.

                  (b) To the extent not previously exercised, each Option shall terminate immediately in the event of (i) the liquidation or dissolution of the Company, or (ii) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes, in such successor corporation's sole discretion, the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof. The Committee or the Board shall give written notice of any proposed transaction referred to in clauses (i) or (ii) of this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction).

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         10. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, then and in such event and if determined to be appropriate by the Board in its sole discretion:

                           (i) appropriate adjustment may be made, in the sole discretion of the Board, in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) appropriate adjustment may be made, in the sole discretion of the Board, in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

                  (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

                  (d) The issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

                  (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations,

                                       -7-

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reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         11. TRANSFERABILITY OF OPTIONS AND SHARES.

                  (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

                  (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

         12. ISSUANCE OF SHARES.

                  (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the

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         Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

         13. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors. At any time that any shares of the Common Stock of the Company shall be registered under Section 12 of the Securities Exchange Act of 1934, the membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

                  (b) The Board may grant Options pursuant to this Plan to any persons to whom Options may be granted under Section 5(a) hereof.

                  (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

         15. INTERPRETATION.

                  (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 1 6b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

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                  (b) The Plan shall be administered and interpreted so that all
Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

                  (c) This Plan shall be governed by the laws of the State of Florida.

                  (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

         17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan shall be the date on which the Board adopts this Plan, and the Plan shall terminate on the tenth anniversary of the effective date.

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                               NEWTECH CORPORATION

                               STOCK OPTION GRANT
                                       FOR
                              ____________________
                                   (EMPLOYEE)

                                      GRANT

         1. GRANT OF OPTION. New M Tech Corporation d/b/a Newtech Corporation, a Florida corporation, (the "Company") hereby grants, as of February 28, 1997, to the Employee (the "Optionee") an option (the "Option") to purchase up to ____________________ shares of the Company's Common Stock, no par value (the "Shares"), at an exercise price per share equal to $2.00 (the "Option Price"). The Option shall be subject to the terms and conditions set forth herein and in the Plan (as hereinafter defined). The Option was issued pursuant to the Company's 1997 Stock Option Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option. The Optionee, as a condition of this option, agrees to be bound by all of the terms and conditions of the Plan and of this grant.

         2. DEFINITIONS. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. EXERCISE SCHEDULE.

                  (a) In no event shall any portion of the Option be exercisable until 180 days have elapsed from the date on which the Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act. (the "Publicly-Traded Date").

                  (b) After the Publicly-Traded Date, except as otherwise provided in Section 6 of this Agreement, or in the Plan, the Option shall be exercisable in whole or in part and cumulatively accordingly to the following schedule:

                  The first 20% of the Shares will become exercisable on February 28, 1998.

                  The second 20% of the Shares will become exercisable on February 28, 1999.

                  The third 20% of the Shares will become exercisable on February 28, 2000.

                  The fourth 20% of the Shares will become exercisable on February 28, 2001.

                  The fifth 20% of the Shares will become exercisable on February 28, 2002.

The Option shall terminate on, and in no event shall the Option be exercisable after, February 28, 2007.

         4. METHOD OF EXERCISE. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer or the Chief Executive Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after (a) receipt by the Company of such written notice accompanied by the exercise price, and (b) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded. The Company hereby covenants and agees to cause there to be a sufficient number of authorized shares of Common Stock available for the exercise of the Option at the time of exercise in accordance with the terms hereof.

         5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check, or (c) such other consideration or in such other manner as may be determined by the Board or the Committee, which other method, in the sole discretion of the Board or the Committee may include, without limitation, payment of the exercise price in whole or in part (i) with Shares, (ii) by a promissory note payable to the order of the Company in a form acceptable to the Board or the Committee, or (iii) by the Company retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the option price for the number of Shares with respect to which the Optionee exercises the Option.

         6. TERMINATION OF OPTION.

                  (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                           (i) immediately on the date on which the Optionee's
                  employment with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death;

                           (ii) immediately upon the termination of the
                  Optionee's employment with the Company and its Subsidiaries for Cause;

                           (iii) twelve months after the date on which the
                  Optionee's employment with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) as determined by a medical doctor satisfactory to the Committee;

                           (iv) twelve months after the date of termination of
                  the Optionee's employment with the Company and its Subsidiaries by reason of the death of the Optionee (or, if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 6);

                           (v) immediately in the event that the Optionee shall
                  file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders; or

                           (vi) on the earlier of the fifth anniversary of the
                  date on which the Option was granted, if the Publicly-Traded Date has not then occurred.

                  (b) The Board or the Committee in its sole discretion may at any time prior to the Publicly-Traded Date, cancel the Option by giving written notice to the Optionee (or his estate if the Optionee is deceased).

                  (c) To the extent not previously exercised, each Option granted under the Plan shall terminate immediately in the event of (i) the liquidation or dissolution of the Company, or (ii) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless a successor company assumes, in its sole discretion, the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan. In the event that any of the foregoing events shall occur prior to the Publicly-Traded Date, the Committee or the Board shall give written notice, of such proposed transaction referred to in clauses (i) or (ii) of this Section 6(c) a reasonable period of time prior to the closing date for such transactions (which notice may be given either before or after approval of such transaction).

         7. PAYMENT UPON TERMINATION OF OPTION.

                  (a) In the event that the Option is terminated pursuant to
         Section 6(a)(vi) hereof, or the Option is canceled by the Board or the Committee pursuant to Section 6(b) or (c) of this Agreement, then the Company shall pay to the Optionee an amount equal to the product of (i) the number of Shares with respect to which the Option would have been exercisable at the time the Option is terminated or canceled but for
         Section 3(a) of this Agreement, multiplied by (ii) the "Increase in Retained Earnings Per Share". For purposes of this Agreement, the term Increase in Retained Earnings Per Share shall mean the net increase, if any, in the Retained Earnings Per Share of the Company from the first day of the Company's fiscal quarter commencing on or immediately following the date on which the Option is granted until the last day of the Company's fiscal quarter that ends on or immediately prior to the date (the "Termination Date") on which the Option is terminated or canceled. Until February 28, 1999, there shall be subtracted $6.00 from the Increased in Retained Earnings Per Share to arrive at the net increase. "Retained Earnings Per Share" as of any date shall mean the retained earnings of the Company, as reflected on the Company's financial statements, computed in accordance with Generally

         Accepted Accounting Principles, divided by the aggregate number of outstanding shares of common stock of the Company as of that date.

                  (b) The Company shall pay the Optionee the amount, if any, required under paragraph (a) of this Section 7 in cash either, at the Company's election, (i) in a single lump sum payment, made within 90 days after the Termination Date, or (ii) in up to 3 equal annual installments commencing 12 months after the Termination Date, with each equal payment including interest at the rate equal to 6% per annum.

                  (c) The Company shall not be required to make any payment to the Optionee pursuant to this Section 7 (and Employee shall forfeit all payments that may be due at any time in the future) in the event that the Option is terminated pursuant to clauses (i) through (v) of Section 6(a) or in the event that the Optionee, competes directly or indirectly, (or has any interest or involvement with any entity that competes directly or indirectly), with the Company or its Subsidiaries, whether as an officer, director, employee, agent, independent contractor, consultant, partner, equity holder, debt holder, or otherwise.

         8. TRANSFERABILITY. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         9. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         10. NO ACCELERATION OF EXERCISABILITY OF OPTION. Except as otherwise determined by the Board or the Committee, in its sole and absolute discretion, in writing, this Option shall not become immediately exercisable in the event of a Change in Control or in the event that the Option is canceled or terminated pursuant to Sections 6(b) or (c) hereof.

         11. MARKET STAND-OFF AGREEMENT. In the event of an initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

         12. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Option nor this grant shall confer upon the Optionee any right to continued employment or service with the Company or any Subsidiary.

         13. LAW GOVERNING. This grant shall be governed in accordance with and governed by the internal laws of the State of Florida.

         14. INTERPRETATION. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this grant. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan and this grant.

         15. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Chief Executive Officer at New M-Tech Corporation d/b/a Newtech Corporation, 16550 N.W. 10th Avenue, Miami, Florida 33169, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         16. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         There may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Option Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. Any gain realized on disposition of the Shares will be treated as short-term or long-term capital gain for federal income tax purposes, depending upon whether the Shares have been held for at least one year following exercise of the Option.

         Any payments made by the Company to Optionee pursuant to Section 7 of this Agreement upon termination or cancellation of the Option prior to the Publicly-Traded Date will be taxable at ordinary income rates. If Optionee is an employee, such payment will be subject to withholding.

         17. ADHERENCE BY OPTIONEE. Is a condition precedent of this grant and of any obligations by the Company under this grant that Optionee adhere strictly to the terms and conditions of this grant and the Plan. Upon request at any time and from time to time, Optionee is required to acknowledge agreement with the terms and condition of the Plan and this Grant. It is a condition of this Option that Employee always act in the best interest of the Company.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day of this grant.

                                            COMPANY:

                                            NEW M TECH CORPORATION D/B/A
                                            NEWTECH CORPORATION

                                            By: ________________________________
                                                Joel Newman, President